Exhibit 99.1

Pacific Health Care Organization, Inc. Declares Special One-Time Cash Dividend and Terminates Share Repurchase Program

NEWPORT BEACH, Calif., September 4, 2015 (GLOBE NEWSWIRE) – Pacific Health Care Organization, Inc., (the “Company”) (OTCQB: PFHO) today announced that its Board of Directors (the “Board”) has declared a special one-time cash dividend of $1.25 per share on each share of Company common stock outstanding and has elected to terminate the Company’s share repurchase program.  The dividend will be funded with cash on hand.

“We believe this special one-time cash dividend—the first in our Company's history—is an appropriate way to reward our shareholders for their support,” commented Company Chief Executive Officer Tom Kubota. “We believe this special one-time cash dividend is the best utilization of our strong balance sheet at this time and reinforces our belief in the health of our business and the value of our shareholders.”  The record date for the one-time special cash dividend is September 14, 2015 and the payment date is September 24, 2015.

The Board currently has no plans to declare additional cash dividends in the future.
Any declaration of future cash dividends will depend upon the Company's financial position, strategic plans and general business conditions at that time.

The U.S. federal income tax treatment of holding the Company's common stock to any particular stockholder will depend on the stockholder's particular tax circumstances. Company stockholders are urged to consult their tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences to them, in light of their particular investment or tax circumstances, of acquiring, holding and disposing of the Company’s common stock.

Share Repurchase Program

The Company also announced that the share repurchase program that was authorized in November 2014 and extended in May 2015 was terminated by the Company’s Board in connection with approving the special one-time cash dividend.

About Pacific Health Care Organization, Inc.

The Company is a specialty workers’ compensation managed care company providing a range of services primarily to California employers and claims administrators.  Workers’ compensation costs continue to increase due to rising medical costs, inflation, fraud and other factors.  Medical and indemnity costs associated with workers’ compensation in the state of California alone are billions of dollars annually.  The Company’s focus goes beyond the medical cost of a claim, with the goal of reducing the entire cost of the claim, including medical, legal and administrative costs.  Through its wholly-owned subsidiaries, the Company provides a range of effective workers’ compensation cost containment services, including but not limited to, Health Care Organizations, Medical Provider Networks, HCO + MPN, Workers’ Compensation Carve-Outs, Utilization Review,  Medical Bill Review, Nurse Case Management and Lien Representation.

Forward-Looking Statements

Statements included in this press release, other than statements or characterizations of historical fact, including statements regarding the amount and timing of the special one-time cash dividend, our strategy, future results of operations, financial position, prospects, plans and objectives are forward-looking statements.  Forward-looking statements are based on management’s current judgment, expectations, estimates, projections and assumptions about future events.  While management believes these assumptions are reasonable, such statements are not guarantees of future results and involve certain risks and uncertainties which are difficult to predict.  Therefore, actual results and trends may differ materially from what is forecast in any forward-looking statement due to a variety of factors.  Additional information regarding these factors is contained in the Company’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including without limitation, its annual report on Form 10-K and its quarterly reports on Form 10-Q, particularly in the “Risk Factors” section of those reports.

All forward-looking statements speak only as of the date they were made.  The Company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

To view the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Commission, and the Company’s current reports and other information it files with the Commission go to:  http://www.sec.gov.  You may also view our annual report on Form 10-K and our quarterly reports on Form 10-Q on our website at http://www.pacifichealthcareorganization.com.

Pacific Health Care Organization, Inc.
1201 Dove Street, Suite 300
Newport Beach, California 92660
(949) 236-8925
Website:  http://www.pacifichealthcareorganization.com
Contact:   Fred Odaka – CFO
Email:       fodaka@medexhco.com